UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):April 22, 2026

PARKERVISION, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4446-1A Hendricks Avenue Suite 354, Jacksonville, Florida	32207
(Address of Principal Executive Offices)	(Zip Code)

(904) 732-6100
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02(e) Compensatory Arrangements of Certain Officers

On April 22, 2026, the Compensation Committee of the Board of Directors (“Committee”) of ParkerVision, Inc. (the “Company”), approved the modification of certain outstanding nonqualified stock options held by its Chief Executive Officer, Jeffrey Parker, and its Chief Financial Officer, Cynthia French, in order to extend the expiration date of the options from August 7, 2026 to August 7, 2029 to preserve the intended long-term incentive value of the awards.

The modified options include 2,660,000 options awarded to Mr. Parker and 870,550 options awarded to Ms. French on August 7, 2019, with an exercise price of $0.171 per share and an original term of seven years. The options were fully vested as of the modification date and the Company expects to record a one-time non-cash share-based compensation charge of approximately $360,000 in connection with the modification of these awards.

The extension of the expiration date is the only modification made to these awards, and no changes were made to the exercise price, the number of shares subject to the awards, vesting status or any other terms of the awards. No additional securities were issued in connection with the modification.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2026
PARKERVISION, INC.

By /s/ Cynthia French
Cynthia French
Chief Financial Officer